EXHIBIT 23.2

The Board of Directors
Benchmark Electronics, Inc.

         We consent to the use of our reports incorporated herein by reference and to the references to our firm under the heading "Experts" in the prospectus.

                                   KPMG LLP

Houston, Texas
April 7, 2000